As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SVB Financial Group

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3003 Tasman Drive

Santa Clara, California 95054-1191

(408) 654-7400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Greg W. Becker

President and Chief Executive Officer

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of communications to:

Jared M. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

SVB FINANCIAL GROUP

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Stock Purchase Contracts

The securities listed above (collectively, the “Securities”) may be offered and sold by us or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these Securities and offerings in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus, along with any documents incorporated by reference, carefully before you invest in the Securities described in the applicable prospectus supplement. Our common stock is listed on The Nasdaq Global Select Market and trades under the ticker symbol “SIVB”.

We may offer and sell these Securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell Securities unless accompanied by the applicable prospectus supplement.

Unless the context requires otherwise, references to “we,” “us,” “our,” “SVB” or similar terms are to SVB Financial Group and its subsidiaries.

Investing in the Securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus, our most recent annual report on Form 10-K and in any similar section contained in or incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

THE SECURITIES THAT MAY BE ISSUED AND SOLD PURSUANT TO THIS PROSPECTUS WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES THAT MAY BE ISSUED UNDER THIS PROSPECTUS WILL NOT BE NOT BANK DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated March 2, 2023

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of the Securities described in this prospectus in one or more offerings. The debt securities, preferred stock, warrants, units, and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. This prospectus provides you with a general description of the Securities we or any selling security holders to be named in a prospectus supplement may offer.

Each time we offer and sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the Securities being offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular Securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the Securities offered under this prospectus. The registration statement can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the Securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.svb.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the Securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document for a more complete description of the relevant matters. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2022;

•	Current Report on Form 8-K filed on January 19, 2023;

•	Information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed March 4, 2022;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on April 23, 1987 with the SEC, including any amendment or report filed for the purposes of updating such description; and

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the description of our Series A preferred stock contained in our Registration Statement on Form 8-A filed on December 6, 2019 with the SEC, including any amendment or report filed for purposes of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

SVB Financial Group

Investor Relations

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and represent only our beliefs regarding future events. Broadly speaking, forward-looking statements include, but are not limited to, the following:

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financial projections, including with respect to net interest income, noninterest income, earnings per share, noninterest expenses (including professional services, compliance, compensation and other costs), cash flows, balance sheet positions, capital expenditures, deposit growth and mix, liquidity and capitalization or other financial items;

•	descriptions of our strategic initiatives, plans or objectives for future operations, including pending sales or acquisitions;

•	forecasts of private equity and venture capital funding and investment levels;

•	forecasts of future interest rates, economic performance, and income from investments;

•	forecasts of expected levels of provisions for loan losses, loan growth, loan mix, loan yields and client funds;

•	the outlook on clients’ performance; and

•	descriptions of assumptions underlying or relating to any of the foregoing.

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:

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market and economic conditions (including elevated inflation levels, sustained interest rate increases, the general condition of the capital and equity markets, private equity and venture capital investment, initial public offering, secondary offering, special purpose acquisition company fundraising, M&A and other financing activity levels) and the associated impact on us (including effects on total client funds and client demand for our commercial and investment banking and other financial services, as well as the valuations of our investments);

•	changes in credit ratings assigned to us or our subsidiaries;

•	disruptions to the financial markets as a result of the current or anticipated impact of military conflict, including any ongoing military conflict, terrorism and other geopolitical events;

•	the COVID-19 pandemic, including COVID-19 variants and their effects on the economic and business environments in which we operate, and its effects on our business and operations;

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the impact of changes from presidential administrations and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies, as well as regulatory changes from bank regulatory agencies;

•	changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;

•	the impact of changes in interest rates or market levels or factors affecting or affected by them, including on our loan and investment portfolios and deposit costs;

•	the adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period;

•	the sufficiency of our capital and liquidity positions, and our ability to generate capital or raise capital on favorable terms;

•	changes in the levels or composition of our loans, deposits and client fund balances;

•	changes in the performance or equity valuations of funds or companies in which we have invested or hold derivate instruments or equity warrant assets;

•	variations from our expectations as to factors impacting our cost structure;

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changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;

•	variations from our expectations as to factors impacting the timing and level of employee share-based transactions;

•	the occurrence of fraudulent activity, including breaches of our information security or cyber-security related incidents;

•	business disruptions and interruptions due to natural disasters and other external events;

•	the impact on our reputation and business from our interactions with business partners, counterparties, services providers and other third parties;

•	the expansion of our business internationally, and the impact of geopolitical events and international market and economic events on us;

•	the effectiveness of our risk management framework and qualitative and quantitative models;

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our ability to maintain or increase our market share, including through successfully implementing our business strategy, undertaking new business initiatives and realizing the anticipated benefits of such strategies and initiatives, including the continuing integration of Boston Private, expansion of SVB Private and growth and expansion of SVB Securities;

•	unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions;

•	variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;

•	changes in applicable accounting standards and tax laws;

•	regulatory or legal changes (including changes to the laws and regulations that apply to us as a result of the growth or expansion of our business), and their impact on us; and

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such other factors discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

We urge investors to consider all of these factors, among others, carefully in evaluating the forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein, except as required by law.

THE COMPANY

SVB Financial Group (“SVB Financial”) is a diversified financial services company, as well as a bank holding company and a financial holding company. SVB Financial was incorporated in the state of Delaware in March 1999. Through our various subsidiaries and divisions, we offer a diverse set of banking and financial products and services to clients across the United States, as well as in key international innovation markets. For 40 years, we have been dedicated to helping support entrepreneurs and clients of all sizes and stages throughout their life cycles, primarily in the technology, life science/healthcare, private equity/venture capital and premium wine industries.

We offer commercial and private banking products and services through our principal subsidiary, Silicon Valley Bank (the “Bank”), which is a California state-chartered bank founded in 1983 and a member of the Federal Reserve System. The Bank and its subsidiaries also offer asset management, private wealth management and other investment services. In addition, through SVB Financial’s other subsidiaries and divisions, we offer investment banking services and non-banking products and services, such as funds management and M&A advisory services. We focus on cultivating strong relationships with firms within the private equity and venture capital community worldwide, many of which are also our clients and may invest in our corporate clients.

As of December 31, 2022, on a consolidated basis, we had total assets of $211.8 billion, total investment securities of $120.1 billion, total loans, amortized cost, of $74.3 billion, total deposits of $173.1 billion and total SVB Financial stockholders’ equity of $16.0 billion.

Headquartered in Santa Clara, CA, we operate in key innovation markets in the United States and around the world. Our principal executive office is located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number is (408) 654-7400.

RISK FACTORS

Investing in Securities issued by us involves certain risks. Before you invest in any Securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of Securities. See “Cautionary Note on Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the Securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of SVB Financial. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The senior debt securities will be issued pursuant to a senior debt indenture, dated September 20, 2010, as amended by a first supplemental indenture, dated April 28, 2022 and as further amended by a second supplemental indenture, dated October 19, 2022 (as may be further amended or supplemented from time to time), between us and U.S. Bank National Association, as senior debt trustee, or pursuant to one or more separate senior indentures between us and a designated trustee. The subordinated debt securities will be issued pursuant to one or more separate subordinated indentures between us and a designated trustee. We will include in the prospectus supplement relating to any series of senior or subordinated debt securities being offered the specific terms of such series, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

The following description of our capital stock is based upon our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and applicable provisions of law. We have summarized certain portions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws below. The summary is not complete and is qualified by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We have 150,000,000 shares of authorized common stock, $0.001 par value per share, of which 59,171,883 shares were outstanding as of December 31, 2022.

Subject to the prior rights of holders of any other class or series of preferred stock outstanding having prior rights as to dividends, holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds or assets legally available for dividends. Holders of our common stock are also entitled, upon liquidation, and after claims of creditors, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors (or a committee thereof) has provided, or may provide in the future, with respect to any class or series of preferred stock that the board of directors (or a committee thereof) may hereafter authorize. Shares of our common stock are not redeemable or subject to sinking fund provisions, and have no subscription, conversion or preemptive rights. Our stockholders do not have cumulative voting rights in the election of directors. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we have designated and issued or that we may designate and issue in the future. See “—Preferred Stock.”

Our common stock is listed on The Nasdaq Global Select Market and trades under the ticker symbol “SIVB”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Before acquiring control of a California state-chartered bank or its parent company, a person or entity must obtain the prior approval of the California Department of Business Oversight under the California Banking Law. “Control” means the power to vote 25% or more of the outstanding voting securities or the power to direct the management and policies of a bank or parent company. In addition, direct or indirect ownership, control or power to vote 10% or more of the outstanding voting securities of the bank or parent company is presumed to constitute control of the bank or parent company unless the acquiring person provides the California Department of Business Oversight with sufficient information to rebut this presumption.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value, in one or more series, with such designations and such relative voting rights, designations, powers, preferences and relative and other special rights as fixed by our board of directors (or a committee thereof). The authorized but unissued shares of preferred stock may be issued pursuant to resolution by our board of directors (or a committee thereof) without the vote of holders of our common stock or other outstanding capital stock, subject to certain limitations imposed by law or our Amended and Restated Bylaws.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. Any preferred stock may be issued under a certificate of designation relating to a series of preferred stock and is also subject to our Amended and Restated Certificate of Incorporation.

The following is a brief description of the material terms of our existing Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the “Existing Preferred Stock”), as well as the relevant and material terms of our corresponding Series A Depositary Shares, Series B Depositary Shares, Series C Depositary Shares, Series D Depositary Shares and Series E Depositary Shares (collectively, the “Depositary Shares” and individually, a “Depositary Share”). The following summary of the terms and provisions of our Existing Preferred Stock and Depositary Shares does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation, including each of the certificate of designations creating the Existing Preferred Stock, the applicable provisions of the Delaware General Corporation Law, and each Deposit Agreement.

All of our Existing Preferred Stock and Depositary Shares do not have any preemptive rights or conversion rights.

The following table shows the number of authorized shares, stated amount per share and the fractional interest for the related Depositary Share for each series of Existing Preferred Stock:

Series	Number of Authorized Shares	Stated Amount	Depositary Share Fraction
Series A	350,000	$1,000	1/40
Series B	7,500	$100,000	1/100
Series C	10,000	$100,000	1/100
Series D	10,000	$100,000	1/100
Series E	6,000	$100,000	1/100

Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Share is entitled to all the rights and preferences of the underlying Existing Preferred Stock in proportion to the applicable fraction of a share of Existing Preferred Stock represented by the corresponding Depositary Share. These rights include dividend, voting, redemption and liquidation rights.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company, each Series of Existing Preferred Stock ranks:

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senior to our common stock and any other class or series of our stock that ranks junior to the Existing Preferred Stock in the payment of dividends or in the distribution of assets upon the liquidation, dissolution or winding-up of the Company;

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on a parity with our other series of Existing Preferred Stock and any other class or series of our preferred stock we may issue in the future, the terms of which expressly provide that it will rank on a parity with such Existing Preferred Stock with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company;

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junior to any class or series of our stock issued in the future that expressly provides that it will rank senior to the such Existing Preferred Stock (subject to any requisite consents prior to issuance) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up of the Company; and

•	with respect to distributions of assets upon any liquidation, dissolution or winding-up of the Company, junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Series A. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), but only out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 5.250% of the Stated Amount per share, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2020. Subject to the terms of the Series A Deposit Agreement, the dividend payable on each Series A Depositary Share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of Series A Preferred Stock.

Series B. Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to (i) 4.100% from February 2, 2021 to, but excluding, February 15, 2031 and (ii) from, and including, February 15, 2031, the ten-year treasury rate as of the most recent reset dividend determination date (calculated three business days prior to the beginning of each reset date, which occurs first on February 15, 2031 and then on the date falling on each tenth anniversary thereof) plus 3.064%, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on March 15, 2021. Subject to the terms of the Series B Deposit Agreement, the dividend payable on each Series B Depositary Share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of Series B Preferred Stock.

Series C. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to (i) 4.000% from May 13, 2021 to, but excluding, May 15, 2026 and (ii) from, and including, May 15, 2026, the five-year treasury rate as of the most recent reset dividend determination date (calculated three business days prior to the beginning of each reset date, which occurs first on May 15, 2026 and then on the date falling on each fifth anniversary thereof) plus 3.202%, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2021. Subject to the terms of the Series C Deposit Agreement, the dividend payable on each Series C Depositary Share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of Series C Preferred Stock.

Series D. Holders of Series D Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to (i) 4.250% from the original issue date of the Series D Preferred Stock to, but excluding, November 15, 2026 and (ii) from, and including, November 15, 2026, the five-year treasury rate as of the most recent reset dividend determination date (calculated three business days prior to the beginning of each reset date, which occurs first on November 15, 2026 and then on the date falling on each fifth anniversary thereof) plus 3.074%, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2022. Subject to the terms of the Series D Deposit Agreement, the dividend payable on each Series D Depositary Share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of Series D Preferred Stock.

Series E. Holders of Series E Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to (i) 4.700% from October 28, 2021 to, but excluding, November 15, 2031 and (ii) from, and including, November 15, 2031, the ten-year treasury rate as of the most recent reset dividend determination date (calculated three business days prior to the beginning of each reset date, which occurs first on November 15, 2031 and then on the date falling on each tenth anniversary thereof) plus 3.064%, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2022. Subject to the terms of the Series E Deposit Agreement, the dividend payable on each Series E Depositary Share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of Series E Preferred Stock.

So long as any share of Existing Preferred Stock remains outstanding, unless dividends on all outstanding shares of such Existing Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any junior stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, and (iii) no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, subject to certain exceptions.

Company Redemption

The Company may, at its option, redeem the shares of Existing Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after (1) February 15, 2025, with respect to the Series A Preferred Stock, (2) February 15, 2031, with respect to the Series B Preferred Stock, (3) May 15, 2026, with respect to the Series C Preferred Stock, (4) November 15, 2026, with respect to the Series D Preferred Stock or (5) November 15, 2031, with respect to the Series E Preferred Stock, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined in each applicable Certificate of Designations), in each case, at a cash redemption price equal to the applicable Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date.

If we redeem the Existing Preferred Stock, the applicable Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Existing Preferred Stock held by the depositary. The redemption price per Depositary Share will be equal to applicable depository share fraction price of the redemption price per share payable with respect to the applicable Existing Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of applicable Existing Preferred Stock. Whenever we redeem shares of the Existing Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the applicable Depositary Shares representing shares of the Existing Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected either pro rata or by lot. In any case, the depositary will redeem the Series A Depositary Shares only in increments of 40 Series A Depositary Shares and any integral multiple thereof; for the other series of Depositary Shares, the depositary will redeem the applicable Depositary Shares only in increments of 100 Depositary Shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the applicable Existing Preferred Stock and the related Depositary Shares.

Voting

The holders of our Existing Preferred Stock will have no voting rights except as set forth in the applicable Certificate of Designations or as otherwise from time to time required by law. If holders of our Existing Preferred Stock are entitled to vote on a particular matter, holdings of the corresponding Depositary Shares will be entitled to the applicable fraction of a vote per depositary share they hold representing those shares of preferred stock.

To the extent possible, the depositary will vote the amount of the Existing Preferred Stock represented by the applicable Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Depositary Shares, it will vote all Depositary Shares held by it proportionately with instructions received.

If and when dividends on our Existing Preferred Stock have not been declared and paid in full for at least six quarterly dividend periods, the authorized number of directors then constituting our board of directors will automatically be increased by two. Holders of our Existing Preferred Stock (together with the holders of all other voting preferred stock then outstanding), voting as a single class, will be entitled to elect the two additional members of the board of directors. These voting rights will continue until dividends on the shares of the Existing Preferred Stock and any such other series of voting preferred stock for at least four consecutive quarterly dividend periods, or the equivalent thereof, as applicable, following the nonpayment shall have been fully paid. Then, the holders of the Existing Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two.

The affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Existing Preferred Stock entitled to vote, voting separately as a single class with any other series of preferred stock entitled to vote thereon, is required to:

•

authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the class of the applicable series of Existing Preferred Stock with respect to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the Company;

•

amend the provisions of our Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the applicable Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Existing Preferred Stock so as to affect them adversely; or

•

consummate a binding share-exchange or reclassification involving the Existing Preferred Stock, or a merger or consolidation of us with or into another entity unless the shares of Existing Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable than the Existing Preferred Stock, taken as a whole.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our Existing Preferred Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities and prior rights of holders of any securities ranking senior to our preferred stock. Holders of Depositary Shares will generally receive distributions in proportion to the number of Depositary Shares they hold.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the Existing Preferred Stock and any redemption of Existing Preferred Stock. Holders of Depositary Shares will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the applicable Deposit Agreement. If these charges have not been paid by the holders of the Depositary Shares, the Depositary may refuse to transfer Depositary Shares, withhold dividends and distributions, and sell the Depositary Shares.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock, in addition to the Depositary Shares we have already issued. Our Series A Depositary Shares are listed on The Nasdaq Global Select Market and trade under the ticker symbol “SIVBP”.

If we do issue further depositary shares, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be specified in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include, as applicable, dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The applicable prospectus supplement will identify the depositary, describe the specific terms of any depositary shares and the material terms of the related deposit agreement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more stock purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such Securities. The terms of any units to be issued will be set forth in the applicable prospectus supplement.

The terms and conditions described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Stock Purchase Contracts” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling security holders may offer and sell these Securities directly to or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions, or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We or the selling security holders will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered Securities in the applicable prospectus supplement, pricing supplement or term sheet.

We or the selling security holders, directly or through agents, may sell, and the underwriters may resell, the offered Securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of offered Securities, the underwriters or agents may receive compensation from us, the selling security holders or from purchasers of the offered Securities for whom they may act as agents. The underwriters may sell offered Securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered Securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or the selling security holders may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Securities may be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters may be passed upon for any underwriters, agents or dealers, by the counsel to such underwriters, agents or dealers specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SVB Financial Group as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by SVB Financial Group.

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Transfer agent, trustee, warrant agent and depositary fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	To be determined. The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the numbers of issuances and amount of Securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII, Sections 1 and 2 of our Amended and Restated Bylaws provide for indemnification of each officer, director, employee and agent of SVB to the fullest extent permitted by the DGCL.

Additionally, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of SVB’s Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees, agents, and any person who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in connection with or arising out of such person’s capacity with the corporation, regardless whether the corporation could permissibly indemnify any such person against such liability. Article VIII Section 3 of SVB’s By-laws permits SVB to provide liability insurance for its directors, officers, employees and agents providing for coverage against loss from claims made against directors, officers employees, agents, and any person who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in their capacity as such, including in certain instances when SVB could not itself indemnify such persons. SVB has purchased this insurance for its directors and officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide our directors and executive officers with additional protection regarding the scope of the indemnification set forth in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 16. Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of underwriting agreement for senior debt securities.*

1.2	Form of underwriting agreement for subordinated debt securities.*

1.3	Form of underwriting agreement for common stock.*

1.4	Form of underwriting agreement for preferred stock.*

1.5	Form of underwriting agreement for depositary shares.*

1.6	Form of underwriting agreement for warrants.*

1.7	Form of underwriting agreement for units.*

1.8	Form of underwriting agreement for stock purchase contracts.*

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2019).

4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 23, 2022).

4.3	Indenture for senior debt securities, dated September 20, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2010).

4.4	First supplemental indenture for senior debt securities, dated April 28, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 29, 2022).

4.5	Certificate of designations of the Registrant with respect to the Series A Preferred Stock, dated December 6, 2019, filed with the Secretary of State of the State of Delaware and effective December 6, 2019.*

4.6	Certificate of designations of the Registrant with respect to the Series B Preferred Stock, dated February 1, 2021, filed with the Secretary of State of the State of Delaware and effective February 1, 2021.*

Exhibit No.	Description of Exhibit

4.7	Certificate of designations of the Registrant with respect to the Series C Preferred Stock, dated May 12, 2021, filed with the Secretary of State of the State of Delaware and effective May 12, 2021.*

4.8	Certificate of designations of the Registrant with respect to the Series D Preferred Stock, dated October 27, 2021, filed with the Secretary of State of the State of Delaware and effective October 27, 2021.*

4.9	Certificate of designations of the Registrant with respect to the Series E Preferred Stock, dated October 27, 2021, filed with the Secretary of State of the State of Delaware and effective October 27, 2021.*

4.10	Form of senior debt security.*

4.11	Form of subordinated debt security.*

4.12	Form of preferred stock designations.*

4.13	Form of deposit agreement.*

4.14	Form of depository receipt.*

4.15	Form of warrant agreement.*

4.16	Form of unit agreement, including the form of unit certificate.*

4.17	Form of stock purchase contract agreement, including the form of security certificate.*

5.1	Opinion of Sullivan & Cromwell LLP as to the legality of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, units, and stock purchase contracts to be issued by SVB Financial Group.**

23.1	Consent of KPMG LLP.**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**

24.1	Power of Attorney.**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of U.S. Bank National Association, as Trustee for the senior debt securities under the Senior Indenture.**

107	Filing Fee Table**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference in this registration statement.
**	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B,

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the Registrant is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 2, 2023.

SVB FINANCIAL GROUP

By:	/s/ Daniel J. Beck
Name: Daniel J. Beck
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 2, 2023.

Signature	Title

/s/ Greg W. Becker Greg W. Becker	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel J. Beck Daniel J. Beck	Chief Financial Officer (Principal Financial Officer)

/s/ Karen Hon Karen Hon	Chief Accounting Officer (Principal Accounting Officer)

* Beverly Kay Matthews	Chairman of the Board of Directors, Director

* Eric A. Benhamou	Director

* Elizabeth Burr	Director

* Richard D. Daniels	Director

* Alison Davis	Director

* Joel P. Friedman	Director

* Thomas King	Director

* Jeffrey N. Maggioncalda	Director

* Mary J. Miller	Director

Signature	Title

* Kate D. Mitchell	Director

* Garen K. Staglin	Director

*

Daniel J. Beck, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to the power of attorney duly executed by such persons, which has been filed as an exhibit to this registration statement.

By:	/s/ Daniel J. Beck
Name: Daniel J. Beck
Title: Attorney in Fact